Exhibit 21.1

NORTHWEST PIPE COMPANY

SUBSIDIARIES OF THE REGISTRANT

Northwest Pipe Mexico S.A. de C.V., Mexico

Thompson Tank Holdings, Inc., Oregon

Permalok Corporation, Missouri